Exhibit 99.1

SAVE THE DATE:

NOVAGOLD 2018 Annual Meeting of Shareholders

Conference Call and Webcast

March 26, 2018 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE American: NG) will hold the Company’s 2018 Annual Meeting of Shareholders on Friday, May 4th at 1:00 pm PT (4:00 pm ET) at the Hyatt Regency Vancouver in the Grouse Room (655 Burrard Street, Vancouver, British Columbia). NOVAGOLD cordially invites its shareholders to attend the Annual Meeting. The webcast and conference call-in details are provided below. Following the official meeting, the Company will provide an overview of NOVAGOLD’s 2017 achievements and the outlook for this year. Callers should dial in 10 minutes prior to the scheduled start time and simply ask to join NOVAGOLD’s call.

Webcast:	www.novagold.com/investors/events
North American callers:	1-800-319-4610
International callers:	1-604-638-5340

NOVAGOLD’s Management Information Circular and Annual Report to Accompany the Management Information Circular are available on the Company’s website, www.novagold.com/investors/mic/, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov.

The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days following the meeting. To access the conference call replay please dial 1-800-319-6413 (North America), or 1-604-638-9010 (International), followed by Access Code: 2113. For a transcript of the call please email info@novagold.com.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Senior Stakeholder Relations Specialist

604-669-6227 or 1-866-669-6227